UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 7, 2006 (February 3, 2006)

IPSCO INC.

(Exact name of registrant as specified in its charter)

Canada	001-14568	98-0077354
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

650 Warrenville Road, Suite 500, Lisle, Illinois	60532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:                   (630) 810-4800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (se General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry Into A Material Definitive Agreement

(a)	Executive Management Annual Incentive Plan Awards for 2005 Fiscal Year

On February 3, 2006, the Management Resources and Compensation Committee (the “Committee”) of the Board of Directors of IPSCO Inc. (the “Company” or “IPSCO”) determined the bonus awards for fiscal year 2005 under the Company’s Executive Management Annual Plan (the “MIP”).

Based on the percentage achievement of MIP performance objectives for fiscal 2005, the Committee determined the amount of MIP bonus awards to be paid to the Company’s named executive officers for the year ended December 31, 2005, as follows:

Named Executive Officer	Target	Award

David Sutherland President and Chief Executive Officer	70%	$1,140,750 (234% of base salary)

John Tulloch, Executive Vice President and Chief Commercial Officer	60%	$634,680 (197% of base salary)

Vicki Avril Senior Vice President and Chief Financial Officer	60%	$602,700 (197% of base salary)

Peter MacPhail, Vice President, Primary Operations	50%	$442,285 (159% of base salary)

Joe Russo, Senior Vice President and Chief Technical Officer	50%	$440,841 (159% of base salary)

Note: The percentages reflected in the above table reflect the target ROCE plus the 10% personal objective incentive award as described below.

The MIP performance objectives for fiscal 2005 were based on the IPSCO’s return on capital employed (“ROCE”). The incentive award under the MIP is measured by IPSCO’s absolute performance of ROCE and by IPSCO’S percentile ranking of ROCE relative to a group of fifteen peer companies in the steel industry. The matrix of these two measurements will permit a senior officer to receive from 0% of the senior officer’s target incentive amount of 40% of base salary for each named executive officer (50% for Ms. Avril and Mr. Tulloch and 60% for the CEO) to an uncapped percentage of the target incentive amount, depending on achievement of specified levels under each measurement. In addition to the 2005 award portion that is subject to the ROCE measurement, each of the senior officers, including the officers listed above, are eligible for an additional incentive award of up to 10% of their base salary based on previously approved personal objectives.

(b)	Performance Objectives for 2006 under the Proposed Senior Officer Annual Incentive Plan

On February 3, 2006, the Committee adopted the IPSCO Inc. Senior Officer Annual Incentive Plan (“AIP”), subject to approval by the Company’s shareholders at the 2006 shareholders’ meeting, and established the performance objectives for 2006 that will be used to determine each participant’s award under the AIP upon shareholder approval. A copy of the proposed AIP is attached hereto as Exhibit “10.1”.

The Committee established fiscal 2006 performance objectives for the Company’s named executive officers consistent with the parameters established by the AIP and based on target awards (expressed as a percentage of the participant’s annual base salary), as follows:

Named Executive Officer	Target

David Sutherland President and Chief Executive Officer	70%

John Tulloch, Executive Vice President and Chief Commercial Officer	60%

Vicki Avril Senior Vice President and Chief Financial Officer	60%

Peter MacPhail, Vice President, Primary Operations	50%

Joe Russo, Senior Vice President and Chief Technical Officer	50%

Note: The percentages reflected in the above table reflect the target ROCE plus the 10% personal objective incentive award as described below.

The AIP performance objectives for fiscal 2006 are based on IPSCO’s return on capital employed (“ROCE”). The incentive award under the AIP is measured by IPSCO’s absolute performance of ROCE and by IPSCO’s percentile ranking of ROCE relative to a group of fifteen peer companies in the steel industry. The matrix of these two measurements will permit a senior officer to receive from 0% of the senior officer’s target incentive amount of 40% of base salary for each named executive officer (50% for Ms. Avril and Mr. Tulloch and 60% for the CEO) to up to an uncapped percentage of the target opportunity (but in no event greater than $3,000,000), depending on achievement of specified levels under each measurement. In addition to the 2006 award subject to the ROCE measurement, each of the senior officers, including the officers listed above, are eligible for an additional incentive award of up to 10% of their base salary based on previously approved personal objectives.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

(10.1)	IPSCO Inc. Senior Officer Annual Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPSCO Inc.

By: /s/  Leslie T. Lederer

Vice President, General Counsel &

Corporate Secretary

DATED: February 7, 2006

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	IPSCO Inc. Senior Officer Annual Incentive Plan